Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2026

RICHMOND, Va. (November 5, 2026) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2026.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change

Net income	$60,473	$50,880	18.9%	$155,249	$145,749	6.5%
Net income per share	$0.26	$0.21	23.8%	$0.66	$0.61	8.2%

Operating income	$82,198	$72,497	13.4%	$218,365	$208,207	4.9%
Operating margin %	20.6%	19.4%	120 bps	19.2%	19.2%	0 bps

Adjusted EBITDAre	$139,684	$123,338	13.3%	$384,789	$356,194	8.0%
Comparable Hotels Adjusted Hotel EBITDA	$145,857	$127,160	14.7%	$405,388	$368,802	9.9%
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.1%	35.0%	210 bps	36.1%	34.9%	120 bps
Modified funds from operations (MFFO)	$117,950	$101,721	16.0%	$321,603	$293,735	9.5%
MFFO per share	$0.50	$0.43	16.3%	$1.36	$1.23	10.6%

Average Daily Rate (ADR) (Actual)	$170.25	$162.70	4.6%	$166.04	$161.00	3.1%
Occupancy (Actual)	78.5%	76.2%	3.0%	77.2%	75.3%	2.5%
Revenue Per Available Room (RevPAR) (Actual)	$133.58	$124.03	7.7%	$128.10	$121.28	5.6%

Comparable Hotels ADR	$170.53	$163.45	4.3%	$166.38	$161.82	2.8%
Comparable Hotels Occupancy	78.3%	76.2%	2.8%	77.1%	75.4%	2.3%
Comparable Hotels RevPAR	$133.60	$124.55	7.3%	$128.24	$122.00	5.1%

Distributions paid (2)	$56,618	$56,820	(0.4%)	$169,843	$183,477	(7.4%)
Distributions paid per share (2)	$0.24	$0.24	0.0%	$0.72	$0.77	(6.5%)

Cash and cash equivalents	$42,674
Total debt outstanding	$1,490,262
Total debt outstanding, net of cash and cash equivalents	$1,447,588
Total debt outstanding, net of cash and cash equivalents, to total capitalization (3)	27.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
For the nine months ended September 30, 2025, distributions included a special distribution of $0.05 per common share paid on January 15, 2025, to shareholders of record as of December 31, 2024.
(3)
Total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.16 on September 30, 2026.

Note: Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of September 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions and assets held for sale, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company’s ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Momentum continued to build during the third quarter, with broad-based demand from both business and leisure travelers driving Comparable Hotels RevPAR growth of more than 7% as compared to the same period last year. Our asset management and property teams leveraged our efficient operating model to convert top-line gains into approximately 210 basis points of Comparable Hotels Adjusted Hotel EBITDA Margin expansion and an increase in Adjusted EBITDAre of more than 13%. Preliminary results for the month of October indicate Comparable Hotels RevPAR growth of approximately 10%, reflecting strength well beyond the easier comparison to last year’s government shutdown.

“We are managing our portfolio and balance sheet to position the Company for continued outperformance,” said Mr. Knight. “During and subsequent to the third quarter, we entered into contracts to sell five hotels for a combined gross sales price of approximately $72 million. Including these hotels, we have sold or contracted to sell 13 hotels for approximately $154 million since the beginning of 2025, recycling capital out of older assets with limited upside and into investments with stronger long-term return potential. Supported by a strong balance sheet and significant available liquidity, we are actively underwriting acquisition opportunities, and we intend to redeploy proceeds into hotels that further enhance the quality and growth profile of our portfolio.”

Mr. Knight continued, “Our performance this year reflects the effectiveness of our strategy and the strength of our corporate and on-site management teams. As we look ahead to 2027, sustained demand momentum and muted new supply create a meaningful tailwind for our portfolio, and we expect to build on this year’s results to deliver continued growth and attractive returns for our shareholders.”

Hotel Portfolio Overview

As of September 30, 2026, Apple Hospitality owned 216 hotels with an aggregate of 29,459 guest rooms located in 83 markets throughout 37 states and the District of Columbia, including four hotels with a combined 387 guest rooms classified as held for sale, which are expected to be sold during the fourth quarter 2026.

Third Quarter 2026 Highlights

•
Operating performance: For the third quarter 2026, the Company achieved Comparable Hotels ADR of approximately $171, up 4.3% as compared to the third quarter 2025; Comparable Hotels Occupancy of approximately 78%, up 2.8% as compared to the third quarter 2025; and Comparable Hotels RevPAR of approximately $134, up 7.3% as compared to the third quarter 2025. The Company’s Comparable Hotels ADR, Occupancy and RevPAR exceeded industry averages as reported by STR for the third quarter 2026. Preliminary results for the month of October 2026 indicate an increase in Comparable Hotels RevPAR of approximately 10% as compared to October 2025.
•
Bottom-line performance: For the third quarter 2026, the Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $146 million, up 14.7% as compared to the third quarter 2025; Comparable Hotels Adjusted Hotel EBITDA Margin of 37.1%, up 210 bps as compared to the third quarter 2025; Adjusted EBITDAre of approximately $140 million, up 13.3% as compared to the third quarter 2025; and MFFO of approximately $118 million, up 16.0% as compared to the third quarter 2025.
•
Refinancing transactions: In July 2026, the Company amended and restated its existing unsecured $1.2 billion credit facility, increasing the total credit facility to approximately $1.3 billion and extending and staggering the maturity dates while achieving improved pricing terms. The Company also amended and restated its $130 million term loan, increasing the amount of the term loan to $160 million and extending the maturity date by seven years.

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•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At September 30, 2026, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 27.5%.
•
Transactional activity: The Company currently has five hotels under contract for sale for a combined gross sales price of approximately $72 million.
•
Monthly distributions: During the three months ended September 30, 2026, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $18.65 on November 3, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 5.1%.

The following table highlights the Company’s Comparable Hotels monthly performance during the third quarter 2026 as compared to the third quarter 2025 (in thousands, except statistical data):

									% Change
	July	August	September		July	August	September		July	August	September
	2026	2026	2026	Q3 2026	2025	2025	2025	Q3 2025	2025	2025	2025	Q3 2025
ADR (Comparable Hotels)	$172.90	$165.36	$173.31	$170.53	$166.27	$160.80	$163.19	$163.45	4.0%	2.8%	6.2%	4.3%
Occupancy (Comparable Hotels)	79.7%	77.2%	78.1%	78.3%	78.0%	75.9%	74.6%	76.2%	2.2%	1.7%	4.7%	2.8%
RevPAR (Comparable Hotels)	$137.83	$127.61	$135.42	$133.60	$129.74	$122.05	$121.77	$124.55	6.2%	4.6%	11.2%	7.3%
Operating income (Actual)	$31,744	$25,636	$24,818	$82,198	$28,434	$21,261	$22,802	$72,497	11.6%	20.6%	8.8%	13.4%
Adjusted Hotel EBITDA (Actual) (1)	$52,105	$46,129	$49,135	$147,369	$47,601	$42,195	$39,806	$129,602	9.5%	9.3%	23.4%	13.7%
Comparable Hotels Adjusted Hotel EBITDA (2)	$51,299	$45,723	$48,835	$145,857	$46,478	$41,578	$39,104	$127,160	10.4%	10.0%	24.9%	14.7%

(1) See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.

(2) See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Note: Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of September 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions and assets held for sale, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company’s ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Contract for Potential Acquisition

As previously announced, the Company has entered into a fixed-price, forward-purchase contract for the purchase of an AC Hotel by Marriott that is under development in Anchorage, Alaska, for an anticipated total purchase price of $65.5 million with an expected 160 rooms, which the Company anticipates acquiring in the fourth quarter 2027. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that closing on this hotel will occur under the outstanding purchase contract.

Development Project

As previously announced, the Company has entered into a fixed-price, forward-purchase contract with a third-party developer to develop a dual-branded property, consisting of an AC Hotel by Marriott and a Residence Inn by Marriott in Las Vegas, Nevada, for an anticipated total purchase price of approximately $143.7 million. The two hotels are under development on the land the Company owns adjacent to its existing SpringHill Suites by Marriott Las Vegas Convention Center. The Company anticipates the AC Hotel and the Residence Inn will be completed and opened for business in the third quarter 2028. Upon completion, the AC Hotel is expected to have approximately 237 guest rooms and the Residence Inn is expected to have approximately 160 guest rooms. As of September 30, 2026, the Company has capitalized $16.9 million related to the construction of the two hotels.

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Disposition

As previously announced, in April 2026, the Company sold the 124-room Hampton Inn & Suites by Hilton Rochester-North, in Rochester, Minnesota, for a gross sales price of approximately $8.7 million, resulting in a gain on sale of approximately $0.2 million.

Contracts for Potential Dispositions

The Company has five hotels under contract for sale for a combined gross sales price of $71.8 million. The hotels currently under contract for sale include:

•
In August 2026, the Company entered into contracts for the sale of its 66-room Fairfield Inn by Marriott Santa Clarita Valencia, its 128-room Hampton Inn by Hilton Los Angeles/Santa Clarita and its 90-room Residence Inn by Marriott Santa Clarita Valencia for a combined gross sales price of $42.0 million. The Company expects to complete the sale of these hotels in the fourth quarter 2026.
•
In September 2026, the Company entered into a contract for the sale of its 103-room Hampton Inn & Suites by Hilton Davenport, for a gross sales price of $8.3 million. The Company expects to complete the sale of this hotel in the fourth quarter 2026.
•
In October 2026, the Company entered into a contract for the sale of its 153-room Hilton Garden Inn Sacramento/South Natomas, for a gross sales price of $21.5 million. The Company expects to complete the sale of this hotel in the fourth quarter 2026.

In connection with these sale contracts, in the third quarter 2026, the Company recognized an impairment loss of approximately $4.3 million with respect to one of the hotels under contract for sale. There are conditions to closing on the sales of these hotels that have not yet been satisfied, and there can be no assurance that closings on the sales of these hotels will occur under the outstanding sale agreements.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2026, the Company invested approximately $58 million in capital expenditures. The Company anticipates investing approximately $85 million to $95 million in capital improvements during 2026, which includes comprehensive renovation projects for approximately 18 hotels. The Company’s expectations reflect its ongoing prioritization and management of its overall capital spending to keep its hotels competitive, while weighing larger investments toward the highest return opportunities. The Company’s estimates of future capital expenditures are subject to change, and inflationary pressures, supply chain disruptions, tariffs, or other factors could result in additional cost increases or delays to anticipated projects.

Balance Sheet and Liquidity

Summary

As of September 30, 2026, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.9%, cash on hand of approximately $43 million and availability under its revolving credit facility of approximately $700 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of September 30, 2026, was comprised of approximately $160 million in property-level debt secured by nine hotels and approximately $1.3 billion outstanding under its unsecured credit facilities. Subsequent to the end of the third quarter, the Company repaid in full one mortgage loan secured by three of its properties, for a total of approximately $49.6 million, bringing the number of unencumbered hotels in the Company’s portfolio as of October 31, 2026, to 210. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2026, was approximately 27.5%, which provides Apple

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Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of September 30, 2026, the Company’s weighted-average debt maturities were approximately 4.5 years.

Refinancing Transactions

In July 2026, the Company amended and restated its existing unsecured $1.2 billion credit facility (the “Main Credit Facility”), increasing the borrowing capacity to approximately $1.3 billion, extending maturity dates and achieving improved pricing terms across the majority of the credit agreement’s leverage-based pricing grid. The Main Credit Facility is comprised of a term loan of $275 million with an extended maturity date of July 24, 2031; a term loan of $300 million with an extended maturity date of January 23, 2032; and a revolving credit facility of $700 million with an initial maturity date of July 24, 2030, which may be extended up to one year subject to certain conditions. The amendments under the Main Credit Facility provide for additional capacity of $50 million under the revolving credit facility, improve certain financial covenants, and update pricing. The amended and restated credit agreement includes an accordion feature in which the amount of the total Main Credit Facility may be increased from approximately $1.3 billion to $1.75 billion. The pricing grid on the Main Credit Facility ranges from a SOFR rate plus 1.35% to 2.30%, depending on the specific loan and the Company’s leverage ratio as calculated under the terms of the credit agreement. The Company also successfully worked with its lenders to conform the pricing grid on two other unsecured credit facilities, totaling $470 million, to match the improved pricing under the Main Credit Facility. The amendments did not change the principal amounts of the two term loans or their maturity dates.

The Company also amended and restated its $130 million term loan, increasing the amount of the term loan to $160 million and extending the maturity date by seven years to July 24, 2033 (the “Seven-Year Term Loan”). The $30 million increase in the Seven-Year Term Loan amount from $130 million to $160 million was funded at closing and was used to repay the Company’s then-outstanding revolving credit facility balance and secured debt maturities. The credit agreement for the Seven-Year Term Loan includes an accordion feature in which the total facility may be increased from $160 million to $300 million. Pricing ranges from a SOFR rate plus 1.70% to 2.65%, depending on the Company’s leverage ratio as calculated under the terms of the credit agreement.

Following the completion of these refinancing transactions, the Company has no significant debt maturities until 2029, reinforcing Apple Hospitality’s conservative, well-laddered debt maturity schedule and financial flexibility. The Company has extended the weighted-average maturity of its total consolidated debt to approximately 4.5 years and has no outstanding borrowings under its revolving credit facility, preserving substantial available liquidity to support the Company’s long-term growth strategy.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. The Company did not repurchase any common shares under the Share Repurchase Program during the three and nine months ended September 30, 2026. As of September 30, 2026, the Company had approximately $242.5 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). No shares were sold under the ATM Program during the three and nine months ended September 30, 2026. As of September 30, 2026, the Company had $500 million remaining under its ATM Program for the issuance of shares.

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Shareholder Distributions

During the three months ended September 30, 2026, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $18.65 on November 3, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 5.1%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2026 Outlook

The Company is updating its operational and financial outlook for 2026. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. The revised guidance range reflects the Company’s stronger-than-anticipated third quarter 2026 performance and an increase in its outlook for the fourth quarter, driven by continued improvement in business and leisure travel demand. The Company is encouraged by the setup for the remainder of the year, given the broad-based demand strength across its markets and favorable comparisons to prior periods impacted by government-related disruptions. As compared to the midpoint of previously provided 2026 guidance, the Company is increasing Net income by $19 million, increasing Adjusted EBITDAre by $23 million, increasing Comparable Hotels RevPAR Change by 235 bps, and increasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 105 bps. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2026 compared to 2025, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2025, exclude dispositions since January 1, 2025, and exclude announced dispositions anticipated to close by year-end 2026. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2026, the Company anticipates its 2026 results will be in the following range:

	Updated 2026 Guidance (1)
	Low-End	High-End
Net income	$177 Million	$192 Million
Comparable Hotels RevPAR Change	5.1%	6.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.0%	35.5%
Adjusted EBITDAre (2)	$482 Million	$493 Million
Capital expenditures	$85 Million	$95 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.
(2)
Effective January 1, 2026, the Company began to exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add-back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.

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Third Quarter 2026 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, November 6, 2026. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company’s website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on November 6, 2026, through 11:59 p.m. Eastern Time on November 20, 2026. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13762627. The archive of the webcast will be available on the Company’s website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 216 hotels with approximately 29,500 guest rooms located in 83 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 114 Hilton-branded hotels, 96 Marriott-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the

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Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $2,074,366 and $1,972,264, respectively	$4,660,396	$4,787,864
Assets held for sale	38,121	-
Cash and cash equivalents	42,674	8,515
Restricted cash-furniture, fixtures and other escrows	8,444	30,903
Due from third-party managers, net	61,915	32,952
Other assets, net	58,597	41,944
Total Assets	$4,870,147	$4,902,178

Liabilities
Debt, net	$1,479,113	$1,538,584
Finance lease liabilities	110,610	111,094
Accounts payable and other liabilities	129,374	103,905
Total Liabilities	1,719,097	1,753,583

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 236,102,620 and 235,635,813 shares, respectively	4,725,135	4,719,900
Accumulated other comprehensive income	14,272	2,251
Accumulated distributions greater than net income	(1,588,357)	(1,573,556)
Total Shareholders' Equity	3,151,050	3,148,595

Total Liabilities and Shareholders' Equity	$4,870,147	$4,902,178

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Room	$362,027	$339,986	$1,031,858	$985,439
Food and beverage	16,724	15,734	51,467	49,419
Other	19,581	18,158	55,301	51,092
Total revenue	398,332	373,878	1,138,626	1,085,950

Expenses:
Hotel operating expense:
Operating	97,287	93,958	283,195	272,611
Hotel administrative	32,594	32,742	96,957	95,056
Sales and marketing	33,580	32,994	97,047	96,880
Utilities	15,642	14,928	41,517	39,251
Repair and maintenance	19,138	18,210	56,130	53,658
Franchise fees	19,064	16,659	54,284	48,287
Management fees	12,169	12,469	34,863	36,651
Total hotel operating expense	229,474	221,960	663,993	642,394
Property taxes, insurance and other	21,619	22,449	65,876	68,679
General and administrative	10,915	7,528	34,870	24,820
Impairment of depreciable real estate	4,317	5,724	6,636	5,724
Depreciation and amortization	49,809	48,100	148,998	144,063
Total expense	316,134	305,761	920,373	885,680

Gain on sale of real estate	-	4,380	112	7,937

Operating income	82,198	72,497	218,365	208,207

Interest and other expense, net	(21,467)	(21,375)	(62,356)	(61,735)

Income before income taxes	60,731	51,122	156,009	146,472

Income tax expense	(258)	(242)	(760)	(723)

Net income	$60,473	$50,880	$155,249	$145,749

Other comprehensive income (loss):
Interest rate derivatives	5,883	(1,386)	12,021	(12,743)

Comprehensive income	$66,356	$49,494	$167,270	$133,006

Basic and diluted net income per common share	$0.26	$0.21	$0.66	$0.61

Weighted average common shares outstanding - basic and diluted	236,171	237,072	236,145	238,255

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2026	2025	2025	2026	2025	2025
Operating income (Actual)	$82,198	$72,497	13.4%	$218,365	$208,207	4.9%
Operating margin % (Actual)	20.6%	19.4%	120 bps	19.2%	19.2%	0 bps

Comparable Hotels Total Revenue	$393,571	$363,763	8.2%	$1,124,294	$1,056,462	6.4%
Comparable Hotels Total Operating Expenses	247,714	236,603	4.7%	718,906	687,660	4.5%
Comparable Hotels Adjusted Hotel EBITDA	$145,857	$127,160	14.7%	$405,388	$368,802	9.9%
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.1%	35.0%	210 bps	36.1%	34.9%	120 bps

ADR (Comparable Hotels)	$170.53	$163.45	4.3%	$166.38	$161.82	2.8%
Occupancy (Comparable Hotels)	78.3%	76.2%	2.8%	77.1%	75.4%	2.3%
RevPAR (Comparable Hotels)	$133.60	$124.55	7.3%	$128.24	$122.00	5.1%

ADR (Actual)	$170.25	$162.70	4.6%	$166.04	$161.00	3.1%
Occupancy (Actual)	78.5%	76.2%	3.0%	77.2%	75.3%	2.5%
RevPAR (Actual)	$133.58	$124.03	7.7%	$128.10	$121.28	5.6%

Reconciliation to Actual Results

Total Revenue (Actual)	$398,332	$373,878		$1,138,626	$1,085,950
Revenue from acquisitions prior to ownership	-	-		-	2,952
Revenue from dispositions/assets held for sale	(4,761)	(10,115)		(14,332)	(32,440)
Comparable Hotels Total Revenue	$393,571	$363,763		$1,124,294	$1,056,462

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$147,369	$129,602		$409,150	$375,937
AHEBITDA from acquisitions prior to ownership	-	-		-	1,143
AHEBITDA from dispositions/assets held for sale	(1,512)	(2,442)		(3,762)	(7,619)
AHEBITDA from New York Property (2)	-	-		-	(659)
Comparable Hotels AHEBITDA	$145,857	$127,160		$405,388	$368,802

(1)
Represents the Company’s actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the Company’s independent boutique hotel in New York, New York (the “New York Property”) from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(2)
Represents the inclusion of Adjusted Hotel EBITDA from the New York Property prior to the second quarter of 2025 when the Company regained possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of September 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions and assets held for sale, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company’s ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2025				2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013	$88,154	$82,198
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%	21.9%	20.6%

Comparable Hotels Total Revenue	$318,647	$374,052	$363,763	$319,820	$332,998	$397,725	$393,571
Comparable Hotels Total Operating Expenses	215,203	235,854	236,603	220,323	225,436	245,756	247,714
Comparable Hotels Adjusted Hotel EBITDA	$103,444	$138,198	$127,160	$99,497	$107,562	$151,969	$145,857
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.5%	36.9%	35.0%	31.1%	32.3%	38.2%	37.1%

ADR (Comparable Hotels)	$157.26	$164.29	$163.45	$153.39	$157.63	$170.15	$170.53
Occupancy (Comparable Hotels)	71.2%	78.7%	76.2%	70.4%	72.7%	80.1%	78.3%
RevPAR (Comparable Hotels)	$112.01	$129.23	$124.55	$107.95	$114.66	$136.24	$133.60

ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19	$169.87	$170.25
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%	80.1%	78.5%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43	$136.13	$133.58

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741	$402,553	$398,332
Revenue from acquisitions prior to ownership	1,887	1,065	-	-	-	-	-
Revenue from dispositions/assets held for sale	(10,942)	(11,383)	(10,115)	(6,616)	(4,743)	(4,828)	(4,761)
Comparable Hotels Total Revenue	$318,647	$374,052	$363,763	$319,820	$332,998	$397,725	$393,571

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302	$147,369
AHEBITDA from acquisitions prior to ownership	897	246	-	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(2,059)	(3,118)	(2,442)	(1,091)	(917)	(1,333)	(1,512)
AHEBITDA from New York Property (2)	(659)	-	-	-	-	-	-
Comparable Hotels AHEBITDA	$103,444	$138,198	$127,160	$99,497	$107,562	$151,969	$145,857

(1)
Represents the Company’s actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(2)
Represents the inclusion of Adjusted Hotel EBITDA from the New York Property prior to the second quarter of 2025 when the Company regained possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 212 hotels owned and held for use by the Company as of September 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions and assets held for sale, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company’s ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2026	2025	2025	2026	2025	2025
Operating income (Actual)	$82,198	$72,497	13.4%	$218,365	$208,207	4.9%
Operating margin % (Actual)	20.6%	19.4%	120 bps	19.2%	19.2%	0 bps

Same Store Hotels Total Revenue	$383,829	$358,388	7.1%	$1,097,546	$1,044,023	5.1%
Same Store Hotels Total Operating Expenses	240,037	231,529	3.7%	696,765	674,987	3.2%
Same Store Hotels Adjusted Hotel EBITDA	$143,792	$126,859	13.3%	$400,781	$369,036	8.6%
Same Store Hotels Adjusted Hotel EBITDA Margin %	37.5%	35.4%	210 bps	36.5%	35.3%	120 bps

ADR (Same Store Hotels)	$169.74	$163.22	4.0%	$165.71	$161.63	2.5%
Occupancy (Same Store Hotels)	78.5%	76.1%	3.2%	77.3%	75.3%	2.7%
RevPAR (Same Store Hotels)	$133.26	$124.28	7.2%	$128.04	$121.77	5.1%

ADR (Actual)	$170.25	$162.70	4.6%	$166.04	$161.00	3.1%
Occupancy (Actual)	78.5%	76.2%	3.0%	77.2%	75.3%	2.5%
RevPAR (Actual)	$133.58	$124.03	7.7%	$128.10	$121.28	5.6%

Reconciliation to Actual Results

Total Revenue (Actual)	$398,332	$373,878		$1,138,626	$1,085,950
Revenue from acquisitions	(4,962)	(1,201)		(14,408)	(1,437)
Revenue from dispositions/assets held for sale	(4,761)	(10,115)		(14,332)	(32,440)
Revenue from non-hotel property and New York Property (1)	(4,780)	(4,174)		(12,340)	(8,050)
Same Store Hotels Total Revenue	$383,829	$358,388		$1,097,546	$1,044,023

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$147,369	$129,602		$409,150	$375,937
AHEBITDA from acquisitions	(1,509)	(202)		(4,373)	(299)
AHEBITDA from dispositions/assets held for sale	(1,512)	(2,442)		(3,762)	(7,619)
AHEBITDA from New York Property (3)	(556)	(99)		(234)	1,017
Same Store Hotels AHEBITDA	$143,792	$126,859		$400,781	$369,036

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company’s actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 209 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2025				2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013	$88,154	$82,198
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%	21.9%	20.6%

Same Store Hotels Total Revenue	$316,374	$369,261	$358,388	$313,189	$326,794	$386,923	$383,829
Same Store Hotels Total Operating Expenses	213,168	230,290	231,529	214,998	218,874	237,854	240,037
Same Store Hotels Adjusted Hotel EBITDA	$103,206	$138,971	$126,859	$98,191	$107,920	$149,069	$143,792
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.6%	37.6%	35.4%	31.4%	33.0%	38.5%	37.5%

ADR (Same Store Hotels)	$157.06	$164.18	$163.22	$152.34	$157.52	$169.11	$169.74
Occupancy (Same Store Hotels)	71.2%	78.6%	76.1%	70.4%	73.1%	80.2%	78.5%
RevPAR (Same Store Hotels)	$111.77	$129.12	$124.28	$107.18	$115.10	$135.55	$133.26

ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19	$169.87	$170.25
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%	80.1%	78.5%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43	$136.13	$133.58

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741	$402,553	$398,332
Revenue from acquisitions	-	(236)	(1,201)	(1,211)	(3,572)	(5,874)	(4,962)
Revenue from dispositions/assets held for sale	(10,942)	(11,383)	(10,115)	(6,616)	(4,743)	(4,828)	(4,761)
Revenue from non-hotel property and New York Property (1)	(386)	(3,490)	(4,174)	(5,420)	(2,632)	(4,928)	(4,780)
Same Store Hotels Total Revenue	$316,374	$369,261	$358,388	$313,189	$326,794	$386,923	$383,829

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302	$147,369
AHEBITDA from acquisitions	-	(97)	(202)	(43)	(729)	(2,135)	(1,509)
AHEBITDA from dispositions/assets held for sale	(2,059)	(3,118)	(2,442)	(1,091)	(917)	(1,333)	(1,512)
AHEBITDA from New York Property (3)	-	1,116	(99)	(1,263)	1,087	(765)	(556)
Same Store Hotels AHEBITDA	$103,206	$138,971	$126,859	$98,191	$107,920	$149,069	$143,792

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company’s actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 209 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense and share-based compensation expense from EBITDAre useful, as these expenses do not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes corporate expense, defined as actual corporate-level general and administrative expense, excluding share-based compensation expense, for the Company as well as Adjusted EBITDAre from the non-hotel property (the New York Property) from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company’s 2026 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2025 and 2026:

Page | 15

	2025				2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$31,221	$63,648	$50,880	$29,615	$27,699	$67,077	$60,473
Depreciation and amortization	47,941	48,022	48,100	48,564	49,537	49,652	49,809
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102	102
Interest and other expense, net	19,397	20,963	21,375	19,746	20,072	20,817	21,467
Income tax expense	241	240	242	236	242	260	258
EBITDA	98,902	132,975	120,699	98,263	97,652	137,908	132,109
Gain on sale of real estate	(3,557)	-	(4,380)	(5,179)	-	(112)	-
Impairment of depreciable real estate	-	-	5,724	-	-	2,319	4,317
EBITDAre	95,345	132,975	122,043	93,084	97,652	140,115	136,426
Non-cash straight-line operating ground lease expense	33	31	31	31	31	28	28
Share-based compensation expense (1)	3,068	1,404	1,264	1,965	2,914	4,365	3,230
Adjusted EBITDAre	98,446	134,410	123,338	95,080	100,597	144,508	139,684
Corporate expense	6,160	6,660	6,264	5,508	7,882	8,794	7,685
Adjusted EBITDAre from non-hotel property (2)	659	-	-	-	-	-	-
Adjusted Hotel EBITDA	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302	$147,369
(1)
Effective January 1, 2026, in calculating Adjusted EBITDAre, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction and the add-back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.
(2)
Non-hotel property consists of the results of the New York Property that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property’s Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Page | 16

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net, non-cash straight-line operating ground lease expense, and share-based compensation expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company’s 2026 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$60,473	$50,880	$155,249	$145,749
Depreciation of real estate owned	49,041	47,341	146,650	141,784
Gain on sale of real estate	-	(4,380)	(112)	(7,937)
Impairment of depreciable real estate	4,317	5,724	6,636	5,724
Funds from operations	113,831	99,565	308,423	285,320
Amortization of finance ground lease assets	759	759	2,278	2,278
Amortization of favorable and unfavorable operating leases, net	102	102	306	306
Non-cash straight-line operating ground lease expense	28	31	87	95
Share-based compensation expense (1)	3,230	1,264	10,509	5,736
Modified funds from operations	$117,950	$101,721	$321,603	$293,735
(1)
Effective January 1, 2026, in calculating MFFO, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction, consistent with the MFFO presentation of the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.

Page | 17

Apple Hospitality REIT, Inc.

2026 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited) (in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company’s common stock may change based on market conditions; and other risks and uncertainties associated with the Company’s business described herein and in filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2026:

	Year Ending December 31, 2026
	Low-End	High-End
Net income	$177,372	$192,472
Depreciation and amortization	199,547	196,547
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	84,000	82,000
Income tax expense	900	1,300
EBITDA	462,227	472,727
Gain on sale of real estate	(112)	(112)
Impairment of depreciable real estate	6,636	6,636
EBITDAre	468,751	479,251
Non-cash straight-line operating ground lease expense	118	118
Share-based compensation expense (1)	13,100	14,100
Adjusted EBITDAre	481,969	493,469
Corporate expense	33,000	34,000
Adjusted Hotel EBITDA (AHEBITDA)	514,969	527,469
AHEBITDA from acquisitions prior to ownership	-	-
AHEBITDA from dispositions/assets held for sale (2)	(6,469)	(6,469)
Comparable Hotels Adjusted Hotel EBITDA	$508,500	$521,000

(1)
Effective January 1, 2026, the Company began to exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add-back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.
(2)
Represents AHEBITDA from the hotel sold in April 2026 as well as the four hotels classified as held for sale as of September 30, 2026 and the hotel contracted for sale in October 2026, which are expected to close in the fourth quarter 2026.

Page | 18

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2026

	October 1 - December 31, 2026	2027	2028	2029	2030	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$50,646	$3,602	$34,066	$162,294	$460,016	$779,638	$1,490,262	$1,466,808
Average interest rates (1)	4.9%	4.9%	5.0%	5.1%	5.2%	5.2%

Variable-rate debt:
Maturities	$-	$-	$-	$85,000	$385,000	$735,000	$1,205,000	$1,205,000
Average interest rates (1)	5.1%	5.0%	5.1%	5.2%	5.3%	5.3%

Fixed-rate debt:
Maturities	$50,646	$3,602	$34,066	$77,294	$75,016	$44,638	$285,262	$261,808
Average interest rates	4.0%	4.1%	4.1%	3.9%	3.6%	3.7%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended September 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2026	Q3 2025	% Change	Q3 2026	Q3 2025	% Change	Q3 2026	Q3 2025	% Change	Q3 2026
Top 30 Markets
Portland, ME	3	93.3%	94.8%	(1.6%)	$355.49	$326.25	9.0%	$331.54	$309.28	7.2%	6.9%
San Diego, CA	7	84.1%	78.6%	7.0%	$206.78	$196.83	5.1%	$173.95	$154.71	12.4%	5.8%
Chicago, IL	7	88.6%	83.9%	5.6%	$170.52	$155.42	9.7%	$151.13	$130.45	15.9%	5.3%
Alaska	2	96.9%	91.1%	6.4%	$416.98	$360.58	15.6%	$404.02	$328.46	23.0%	4.9%
Seattle, WA	4	87.4%	91.1%	(4.1%)	$251.61	$240.44	4.6%	$220.00	$219.00	0.5%	4.8%
Los Angeles, CA	5	88.2%	86.3%	2.2%	$206.32	$196.94	4.8%	$181.93	$169.87	7.1%	4.3%
Orange County, CA	6	85.4%	81.5%	4.8%	$185.24	$179.25	3.3%	$158.20	$146.01	8.3%	3.9%
Norfolk/Virginia Beach, VA	4	86.6%	87.2%	(0.7%)	$237.83	$220.61	7.8%	$205.98	$192.41	7.1%	3.4%
Salt Lake City/Ogden, UT	5	83.9%	83.7%	0.2%	$159.14	$157.81	0.8%	$133.47	$132.10	1.0%	3.1%
Washington, DC	5	80.4%	73.2%	9.8%	$175.62	$165.34	6.2%	$141.13	$121.11	16.5%	2.8%
Richmond/Petersburg, VA	3	79.3%	74.3%	6.7%	$198.03	$188.85	4.9%	$157.11	$140.24	12.0%	2.8%
Nashville, TN	6	71.8%	72.8%	(1.4%)	$169.63	$147.27	15.2%	$121.87	$107.23	13.7%	2.8%
Madison, WI	2	79.0%	73.8%	7.0%	$222.44	$221.42	0.5%	$175.65	$163.34	7.5%	2.4%
North Carolina East	4	82.3%	74.7%	10.2%	$180.61	$178.05	1.4%	$148.56	$133.03	11.7%	2.4%
Fort Worth/Arlington, TX	6	73.4%	73.1%	0.4%	$163.47	$150.87	8.4%	$119.91	$110.32	8.7%	2.1%
Indiana North	3	83.9%	73.5%	14.1%	$195.60	$183.87	6.4%	$164.14	$135.18	21.4%	1.8%
Melbourne, FL	3	82.6%	80.2%	3.0%	$189.45	$184.35	2.8%	$156.49	$147.93	5.8%	1.7%
Oklahoma City, OK	4	80.0%	74.6%	7.2%	$143.77	$136.35	5.4%	$115.09	$101.70	13.2%	1.6%
Denver, CO	3	80.9%	74.1%	9.2%	$160.99	$165.75	(2.9%)	$130.24	$122.89	6.0%	1.3%
Omaha, NE	4	77.6%	78.2%	(0.8%)	$125.19	$126.28	(0.9%)	$97.17	$98.75	(1.6%)	1.3%
Kansas City, MO	4	78.9%	79.1%	(0.3%)	$142.60	$130.91	8.9%	$112.53	$103.50	8.7%	1.2%
Phoenix, AZ	10	64.1%	65.2%	(1.7%)	$112.15	$110.79	1.2%	$71.87	$72.26	(0.5%)	1.2%
Pittsburgh, PA	2	78.9%	75.9%	4.0%	$172.29	$149.84	15.0%	$135.91	$113.79	19.4%	1.2%
Boston, MA	3	81.7%	83.0%	(1.6%)	$167.24	$164.37	1.7%	$136.60	$136.36	0.2%	1.2%
Saint Louis, MO	2	81.7%	72.0%	13.5%	$171.30	$173.82	(1.4%)	$140.03	$125.11	11.9%	1.1%
Syracuse, NY	2	80.5%	80.5%	0.0%	$224.96	$214.82	4.7%	$181.15	$173.04	4.7%	1.1%
Idaho	1	88.4%	83.8%	5.5%	$199.07	$197.88	0.6%	$175.96	$165.86	6.1%	1.1%
Portland, OR	1	91.1%	82.4%	10.6%	$165.85	$164.97	0.5%	$151.07	$135.94	11.1%	1.0%
Alabama North	4	74.6%	76.2%	(2.1%)	$143.65	$143.62	0.0%	$107.23	$109.51	(2.1%)	1.0%
Birmingham, AL	4	80.7%	70.6%	14.3%	$141.05	$143.25	(1.5%)	$113.89	$101.18	12.6%	1.0%
Top 30 Markets	119	81.1%	78.4%	3.4%	$187.63	$178.56	5.1%	$152.25	$140.06	8.7%	76.5%

All Other Markets	93	74.2%	72.9%	1.8%	$142.78	$139.69	2.2%	$105.93	$101.87	4.0%	23.5%

Total Portfolio	212	78.3%	76.2%	2.8%	$170.53	$163.45	4.3%	$133.60	$124.55	7.3%	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Nine Months Ended September 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026
Top 30 Markets
San Diego, CA	7	78.9%	76.2%	3.5%	$194.11	$187.27	3.7%	$153.10	$142.62	7.3%	4.8%
Phoenix, AZ	10	75.0%	76.1%	(1.4%)	$155.57	$155.66	(0.1%)	$116.69	$118.41	(1.5%)	4.6%
Los Angeles, CA	5	85.9%	87.0%	(1.3%)	$204.01	$204.11	0.0%	$175.33	$177.58	(1.3%)	4.3%
Alaska	2	94.2%	88.2%	6.8%	$330.27	$293.14	12.7%	$311.15	$258.66	20.3%	3.7%
Seattle, WA	4	81.2%	82.0%	(1.0%)	$221.30	$207.43	6.7%	$179.79	$170.02	5.7%	3.7%
Salt Lake City/Ogden, UT	5	82.6%	83.2%	(0.7%)	$165.43	$160.51	3.1%	$136.57	$133.58	2.2%	3.7%
Chicago, IL	7	78.4%	72.8%	7.7%	$153.58	$146.43	4.9%	$120.39	$106.63	12.9%	3.6%
Portland, ME	3	79.3%	78.0%	1.7%	$244.84	$235.03	4.2%	$194.12	$183.27	5.9%	3.5%
Orange County, CA	6	82.3%	80.6%	2.1%	$175.21	$171.25	2.3%	$144.21	$138.11	4.4%	3.4%
Washington, DC	5	79.8%	75.1%	6.3%	$187.54	$184.66	1.6%	$149.68	$138.60	8.0%	3.4%
Nashville, TN	6	70.6%	72.9%	(3.2%)	$169.58	$152.80	11.0%	$119.66	$111.32	7.5%	2.9%
Richmond/Petersburg, VA	3	77.2%	74.2%	4.0%	$199.21	$195.66	1.8%	$153.81	$145.10	6.0%	2.8%
Fort Worth/Arlington, TX	6	77.0%	76.3%	0.9%	$169.92	$156.88	8.3%	$130.92	$119.72	9.4%	2.8%
Melbourne, FL	3	82.1%	85.1%	(3.5%)	$204.74	$204.50	0.1%	$168.10	$174.00	(3.4%)	2.2%
Omaha, NE	4	73.0%	73.1%	(0.1%)	$153.81	$151.24	1.7%	$112.24	$110.56	1.5%	2.2%
Norfolk/Virginia Beach, VA	4	77.1%	76.1%	1.3%	$193.27	$183.64	5.2%	$149.01	$139.80	6.6%	2.1%
North Carolina East	4	77.9%	74.0%	5.3%	$158.51	$159.42	(0.6%)	$123.40	$118.03	4.5%	1.9%
Oklahoma City, OK	4	78.9%	74.9%	5.3%	$147.03	$140.06	5.0%	$116.01	$104.98	10.5%	1.8%
Madison, WI	2	69.3%	61.6%	12.5%	$194.99	$198.07	(1.6%)	$135.06	$122.06	10.7%	1.6%
Miami, FL	3	87.3%	89.7%	(2.7%)	$169.81	$155.50	9.2%	$148.20	$139.49	6.2%	1.5%
Las Vegas, NV	1	67.8%	72.7%	(6.7%)	$195.84	$189.40	3.4%	$132.79	$137.70	(3.6%)	1.4%
Pittsburgh, PA	2	83.2%	69.3%	20.1%	$145.01	$165.74	(12.5%)	$120.71	$114.93	5.0%	1.3%
Kansas City, MO	4	78.5%	76.8%	2.2%	$142.19	$129.92	9.4%	$111.57	$99.79	11.8%	1.2%
Indiana North	3	72.6%	64.7%	12.2%	$172.13	$160.41	7.3%	$125.04	$103.72	20.6%	1.2%
Dallas, TX	5	65.9%	66.3%	(0.6%)	$138.50	$133.71	3.6%	$91.28	$88.59	3.0%	1.2%
Houston, TX	5	72.6%	71.1%	2.1%	$127.45	$120.47	5.8%	$92.49	$85.61	8.0%	1.1%
Saint Louis, MO	2	77.6%	68.8%	12.8%	$168.63	$168.56	0.0%	$130.80	$116.00	12.8%	1.1%
Fort Lauderdale, FL	2	81.8%	78.8%	3.8%	$167.96	$159.70	5.2%	$137.34	$125.84	9.1%	1.1%
Memphis, TN	2	78.1%	70.4%	10.9%	$170.61	$165.61	3.0%	$133.26	$116.57	14.3%	1.0%
Alabama North	4	73.4%	72.6%	1.1%	$141.02	$144.48	(2.4%)	$103.56	$104.94	(1.3%)	1.0%
Top 30 Markets	123	77.7%	75.9%	2.4%	$176.97	$171.06	3.5%	$137.57	$129.91	5.9%	72.1%

All Other Markets	89	76.0%	74.5%	2.0%	$148.47	$146.36	1.4%	$112.79	$109.01	3.5%	27.9%

Total Portfolio	212	77.1%	75.4%	2.3%	$166.38	$161.82	2.8%	$128.24	$122.00	5.1%	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2026	Q3 2025	% Change	Q3 2026	Q3 2025	% Change	Q3 2026	Q3 2025	% Change	Q3 2026
STR Location
Airport	20	86.4%	83.0%	4.1%	$151.70	$146.03	3.9%	$131.04	$121.27	8.1%	8.2%
Interstate	8	75.2%	78.3%	(4.0%)	$154.99	$149.81	3.5%	$116.57	$117.36	(0.7%)	2.1%
Resort	11	69.9%	71.9%	(2.8%)	$179.00	$175.99	1.7%	$125.04	$126.60	(1.2%)	5.4%
Small Metro/Town	3	74.2%	76.8%	(3.4%)	$123.41	$126.86	(2.7%)	$91.53	$97.38	(6.0%)	0.7%
Suburban	107	78.2%	76.1%	2.8%	$163.49	$155.67	5.0%	$127.81	$118.42	7.9%	43.0%
Urban	63	78.2%	75.0%	4.3%	$187.03	$180.08	3.9%	$146.20	$135.07	8.2%	40.6%

Total Portfolio	212	78.3%	76.2%	2.8%	$170.53	$163.45	4.3%	$133.60	$124.55	7.3%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026
STR Location
Airport	20	86.4%	82.5%	4.7%	$154.52	$150.05	3.0%	$133.48	$123.79	7.8%	9.4%
Interstate	8	74.9%	75.2%	(0.4%)	$147.30	$144.11	2.2%	$110.32	$108.39	1.8%	2.0%
Resort	11	72.6%	74.0%	(1.9%)	$182.47	$179.42	1.7%	$132.49	$132.82	(0.2%)	6.5%
Small Metro/Town	3	75.8%	79.1%	(4.2%)	$123.93	$127.12	(2.5%)	$93.89	$100.52	(6.6%)	0.7%
Suburban	107	76.7%	75.5%	1.6%	$158.63	$153.50	3.3%	$121.74	$115.87	5.1%	42.1%
Urban	63	75.9%	73.4%	3.4%	$180.85	$177.10	2.1%	$137.31	$129.95	5.7%	39.3%

Total Portfolio	212	77.1%	75.4%	2.3%	$166.38	$161.82	2.8%	$128.24	$122.00	5.1%	100.0%

Note: Location categorization based on STR designation.

Page | 22